Exhibit 99.1

DoorDash Announces Pricing of Upsized $2.5 Billion Convertible Senior Notes Offering

May 27, 2025
•	Opportunistic capital raise with proceeds used to enhance strategic flexibility
•	A portion of the proceeds to be used to purchase a hedge overlay to offset any share dilution up to a 150% premium to the current stock price

SAN FRANCISCO – DoorDash, Inc. (NASDAQ: DASH) (“DoorDash”), a leading local commerce platform globally, today announced the pricing of $2.5 billion aggregate principal amount of 0% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $2.0 billion aggregate principal amount of notes. In connection with the offering of the notes, DoorDash granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $250.0 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on May 30, 2025, subject to customary closing conditions.

The notes will be senior, unsecured obligations and will not bear regular interest. The principal amount of the notes will not accrete other than under the circumstances and in the amounts described in the indenture governing the notes. The notes will mature on May 15, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to the close of business on the business day immediately before November 15, 2029, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. From and after November 15, 2029, the notes will be convertible at any time at the election of the holders of the notes until the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, the notes may be settled by paying or delivering, as applicable, cash and, if applicable and at our election, shares of DoorDash’s Class A common stock, based on the applicable conversion rate(s). Holders of the notes will have the right to require DoorDash to repurchase their notes for cash at 100% of their principal amount, plus any accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date, upon the occurrence of a “fundamental change” (to be defined in the indenture governing the notes), subject to a limited exception. The initial conversion rate is 3.4250 shares of DoorDash’s Class A common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $291.97 per share of DoorDash’s Class A common stock). The initial conversion price of the notes represents a premium of approximately 42.50% over the last reported sale price of DoorDash’s Class A common stock on The NASDAQ Global Select Market of $204.89 per share on May 27, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

DoorDash may not redeem the notes prior to May 20, 2028. On or after May 20, 2028 and on or before the 20th scheduled trading day immediately before the maturity date, DoorDash may, at its option, redeem the notes for cash in whole or in part (subject to a limited exception) at any time, and from time to time, but only if (i) the notes are “freely tradable” (as defined in the indenture governing the notes) as of the date DoorDash sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first payment date occurring on or before the date DoorDash sends such redemption notice and (ii) the last reported sale price of DoorDash’s Class A common stock exceeds 130% of the conversion price then in effect for a specified period of time and certain other conditions are satisfied. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date.

In connection with the pricing of the notes, DoorDash entered into one or more privately negotiated convertible note hedge transactions and warrant transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (in such capacity, the “option counterparties”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of DoorDash’s Class A common stock that will initially underlie the notes. The convertible note hedge transactions are expected generally to reduce the potential dilution to DoorDash’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments DoorDash is required to make in excess of the principal amount of the converted notes, as the case may be. DoorDash also entered into warrant transactions with the option counterparties relating to, subject to anti-dilution adjustments, the number of shares of DoorDash’s Class A common stock covered by the convertible note hedge transactions, with a strike price of $512.225, which represents a premium of approximately 150% over the last reported sale price of DoorDash’s Class A common stock on May 27, 2025, subject to customary adjustments. The warrant transactions could separately have a dilutive effect with respect to DoorDash’s Class A common stock to the extent that the market price per share of DoorDash’s Class A common stock exceeds the strike price of the warrants, unless DoorDash elects, subject to certain conditions, to settle the warrants in cash.

DoorDash estimates that the net proceeds from the offering will be approximately $2,472 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by DoorDash (assuming no exercise of the initial purchasers’ option to purchase additional notes). DoorDash intends to use a portion of the net proceeds from the offering of the notes to fund the cost of entering into the convertible note hedge transactions described herein (after such cost is partially offset by the proceeds to DoorDash from the sale of warrants pursuant to the warrant transactions described herein), and the remainder of the net proceeds for general corporate purposes, which may include potential acquisitions and potential repurchases of shares of our outstanding Class A common stock. If the initial purchasers exercise their option to purchase additional notes, then DoorDash expects to sell additional warrants to one or more of the option counterparties and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions with the option counterparties.

DoorDash has been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to DoorDash’s Class A common stock and/or purchase shares of DoorDash’s Class A common stock in secondary market transactions concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of DoorDash’s Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivatives with respect to DoorDash’s Class A common stock and/or purchasing or selling shares of DoorDash’s Class A common stock or other of DoorDash’s securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and (i) are likely to do so during any observation period related to a conversion of notes or following redemption of the notes by DoorDash or following any repurchase of the notes by DoorDash in connection with any fundamental change and (ii) are likely to do so following any repurchase of the notes by DoorDash other than in connection with any such redemption or fundamental change if DoorDash elects to unwind a corresponding portion of the convertible note hedge transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of DoorDash’s Class A common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of DoorDash’s Class A common stock, if any, and value of the consideration that holders of notes will receive upon conversion of such notes.

The notes and the shares of DoorDash’s Class A common stock potentially issuable upon conversion of the notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of DoorDash’s Class A common stock potentially issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell, or the solicitation of an offer to buy, any notes or shares of DoorDash’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DoorDash

DoorDash (NASDAQ: DASH) is one of the world’s leading local commerce platforms that helps businesses of all kinds grow and innovate, connects consumers to the best of their neighborhoods, and gives people fast, flexible ways to earn. Since its founding in 2013, DoorDash has expanded to over 30 countries, using technology and logistics to shape the future of commerce. Through its Marketplace and its Commerce Platform, DoorDash is driving economic vitality in the regions it serves worldwide.

Forward-Looking Statements

This press release contains forward-looking statements regarding the offering of the notes and the convertible note hedge and warrant transactions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements made in this press release that are not statements of historical fact, including statements regarding the closing of the offering of the notes, the anticipated use of proceeds from the offering, the possibility of execution of the initial purchasers’ option to purchase additional notes and expectations regarding the effect of the convertible note hedge and warrant transactions and regarding actions of the option counterparties and/or their respective affiliates, are forward-looking statements and should be evaluated as such. You can identify forward-looking statements because they contain words such as “may,” “will,” “expect,” “anticipate,” “could,” “would,” “intend,” “project,” “believe” or “potential,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements are based on DoorDash management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those projected. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the offering of the notes, the intended use of proceeds and the consummation of the convertible note hedge and warrant transactions, including that such transactions may not occur, and the other factors more fully described in DoorDash’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and DoorDash’s other filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and DoorDash disclaims any obligation to update any forward-looking statements, except as required by law.

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